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                                                                    EXHIBIT 12.2


                                PACCAR Financial Corp.

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          PURSUANT TO THE SUPPORT AGREEMENT
                          BETWEEN THE COMPANY AND PACCAR INC
                                (Thousands of Dollars)


                                              Three Months Ended
                                                   March 31
                                            1997               1996
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FIXED CHARGES
  Interest expense                         $24,608             $24,675
  Facility and equipment rental                178                 177
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TOTAL FIXED CHARGES                        $24,786             $24,852
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EARNINGS
  Income before taxes                      $12,744             $13,152
  Depreciation                               2,080               2,522
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                                            14,824              15,674

Fixed charges                               24,786              24,852
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EARNINGS AS DEFINED                        $39,610             $40,526
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RATIO OF EARNINGS TO FIXED CHARGES           1.60X               1.63X
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